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                                                                    EXHIBIT 99.1

[NUEVO ENERGY LOGO]

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE                       CONTACT:
September 18, 2002                               Barbara B. Forbes
                                                 Director of Investor Relations
                                                 713-374-4870
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           NUEVO ENERGY ACQUIRES 100 BCFE OF NATURAL GAS IN WEST TEXAS

HOUSTON - Nuevo Energy Company (NYSE: NEV) today announced the acquisition of Athanor Resources, Inc. (Athanor) which is a privately owned company funded primarily by Yorktown Energy Partners. Nuevo acquired approximately 100 Bcfe of proved reserves (97% natural gas and associated liquids) for 2 million shares of Nuevo common stock, approximately $62 million in cash and the assumption of $20 million of debt.

"This acquisition marks the beginning of the second phase of Nuevo's corporate transformation," commented Jim Payne, Chairman, President and CEO of Nuevo Energy. "It meets all of our strategic criteria in addition to being accretive to earnings and cash flow in 2003. With this transaction, we significantly increased our natural gas production, added higher margin operated properties and established a new core area with attractive development and exploration potential."

"Athanor's stockholders agreed to take Nuevo's common stock as part of the purchase consideration because we believe in the Company's articulated business strategy and the Company's potential," stated Bryan Lawrence of Yorktown Energy Partners. "We look forward to becoming stockholders of Nuevo."

Athanor Assets

The Pakenham Field, located in Terrell County, Texas, accounts for essentially all of Athanor's production. Current production is from the Wolfcamp, Thrusted Wolfcamp, and Strawn formations. In the fourth quarter 2002, net production is expected to average approximately 20 million cubic feet of natural gas equivalent per day (MMcfed). While approximately 80% of current production is from the shallow Wolfcamp formation, a substantial portion of the future development will be directed toward the deeper, more prolific zones.

J.P. Morgan Securities Inc. acted as Nuevo's financial advisor in this transaction.

Conference Call and Web Cast

Nuevo will host a conference call to discuss this acquisition on September 19th at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). There will also be a simultaneous web cast of the conference call which can be accessed from Nuevo's web site at www.nuevoenergy.com

Nuevo Energy Company is a Houston, Texas-based company primarily engaged in the acquisition, exploitation, development, production, and exploration of crude oil and natural gas. Nuevo's domestic properties are located onshore and offshore California, and West Texas. Nuevo is the largest independent producer of oil and gas in California. The Company's international properties are located offshore the Republic of Congo in West Africa and onshore the Republic of Tunisia in North Africa. To learn more about Nuevo, please refer to the Company's internet site at http://www.nuevoenergy.com.


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         THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING" STATEMENTS WITHIN THE
MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PRESS RELEASE, INCLUDING WITHOUT LIMITATION, ESTIMATED QUANTITIES AND NET PRESENT VALUE OF RESERVES, ESTIMATED PRODUCTION VOLUMES, BUSINESS STRATEGIES, PLANS AND OBJECTIVES OF MANAGEMENT OF THE COMPANY FOR FUTURE OPERATIONS AND COVENANT COMPLIANCE AND CAPITAL EXPENDITURES ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UPON WHICH SUCH FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, IT CAN GIVE NO ASSURANCES THAT SUCH ASSUMPTIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") AND PROJECTIONS INCLUDE VOLATILITY IN OIL AND GAS PRICES, OPERATING RISKS, THE RISKS ASSOCIATED WITH RESERVE REPLACEMENT, COMPETITION FROM OTHER COMPANIES AND OTHER FACTORS SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS MADE WITH THE SEC AND INCORPORATED HEREIN. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS AND PROJECTIONS ATTRIBUTABLE TO THE COMPANY OR TO PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED BY THE CAUTIONARY STATEMENTS.